Exhibit 99.1

Startek Reports Second Quarter 2023 Financial Results

- Reduced Outstanding Debt by Nearly 60% Over Last Six Months -

- Authorized $20 Million Share Repurchase Program -

DENVER – August 10, 2023 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global customer experience (CX) solutions provider, is reporting financial results for the second quarter ended June 30, 2023. As a result of current and planned divestitures, the Company has classified Middle East and Argentina operations as 'Held for Sale and Discontinued Operations'. Accordingly net revenue, gross profit, gross margin, SG&A expenses and adjusted EBITDA are reported for the continuing operations and net income, EPS, adjusted net income/(loss) and adjusted EPS are reported after consolidating continuing and discontinued operations.

Second Quarter 2023 Financial Summary ($ in millions, excl. margin items)

	Q2 2023	Q2 2022	Change
Revenue	91.20	96.15	(5.15)%
Gross Profit	11.66	11.03	5.71%
Gross Margin	12.79%	11.47%	132bps
SG&A Expenses	10.80	9.85	9.64%
Adjusted EBITDA [3]	7.65	7.85	(2.55)%
Net Income (Loss) [1]	6.54	1.87	249.73%
EPS[1]	0.16	0.05	220%
Adjusted Net Income [2], [3]	1.46	6.33	(76.94)%
Adjusted EPS[2], [3]	0.04	0.15	(73.33)%

[1] Reflects net income (loss) and EPS attributable to Startek shareholders.

[2] Reflects Adjusted net income and adjusted EPS attributable to Startek shareholders.

[3] Refer to the reconciliation of GAAP to Non-GAAP financial measures.

Management Commentary

"The second quarter marked continued progress as we ramped up new client wins from the start of the year, while continuing to expand our margin profile and significantly de-lever our balance sheet,” said Bharat Rao, Global CEO of Startek. “While volatility within the broader economic environment has impacted decision-making and elongated sales cycles, our near-shore and offshore capabilities proved to be an attractive and cost-effective offering, particularly in the U.S. where we saw continued expansion. We also unveiled our new visual identity to mark the start of our next chapter as a unified brand across the globe. This is a culmination of all the tireless efforts our organization has made to strategically position the Company for the future, and we’ve been very pleased with the initial response to our new branding.

“As we move into the back-half of the year, we remain highly focused on capturing cost efficiencies from the consolidation efforts we’ve made across our digital and sales teams. Despite the difficult macro conditions, our sales team remains hard at work expanding our pipeline and developing relationships that we can capitalize on over the long-term. Our near-shore and offshore offerings have the ability to provide significant cost savings for our clients, so we’ve been making a strong marketing push to ensure Startek is under consideration when companies are evaluating their customer experience needs. We are also continuing to invest in our technology and are actively pursuing partnerships that can bolster our service offerings and better leverage cutting edge technology like artificial intelligence and automation.

“Overall, I’m very pleased with the position Startek is in today. Our mission is to offer a best-in-class customer experience to our clients. We remain committed to keeping this idea at the forefront of everything we do and ensuring we remain relevant with our technology offerings. With much of the noise from our strategic events now behind us, we look forward to directing our core focus on expanding our reach, growing our client count and delivering profitable growth to our shareholders.”

Second Quarter 2023 Financial Summary

Net Revenue in the second quarter was $91.20 million compared to $96.15 million in the year-ago quarter. The decrease was primarily due to volume declines across most of the Company’s international footprint, partially offset by an increase in the Americas region with the addition of new clients and increased momentum with existing clients. On a constant currency basis, Revenue decreased 1.35% compared to the year-ago quarter.

Gross profit in the second quarter increased by 5.71% to $11.66 million compared to $11.03 million in the year-ago quarter. Gross margin improved 132 basis points to 12.79% compared to 11.47% in the year-ago quarter. The improvement in gross profit and gross margin is primarily attributable to lower employee costs resulting from a higher portion of service delivered near-shore and offshore, along with proactive pricing adjustments to account for the inflationary environment.

Selling, general and administrative (SG&A) expenses in the second quarter increased to $10.80 million compared to $9.85 million in the year-ago quarter. As a percentage of revenue, SG&A increased to 11.84% compared to 10.24% in the year-ago quarter. The increase is primarily due to the aforementioned lower revenue base, along with investments in sales and marketing and an increase in travel costs.

Adjusted EBITDA* in the second quarter was $7.65 million compared to $7.85 million in the year-ago quarter. The decrease is primarily attributable to the aforementioned decline in net revenue, as well as currency exchange losses during the period.

Net income (loss) attributable to Startek shareholders in the second quarter was $6.54 million or $0.16 per share, compared to a net income of $1.87 million or $0.05 per share in the year-ago quarter. This represents income (loss) attributable to Startek shareholders from continuing operations of $(0.03) million in Q2 2023 and $2.45 million in Q2 2022, along with income (loss) attributable to Startek shareholders from discontinued operations of $6.57 million in Q2 2023 and $(0.58) million in Q2 2022.

Adjusted net income* in the second quarter was $1.46 million or $0.04 per diluted share, compared to an adjusted net income* of $6.33 million or $0.15 per diluted share in the year-ago quarter. This represents adjusted net income (loss) from continuing operations of $1.46 million in Q2 2023 and $6.24 million in Q2 2022, along with adjusted net income (loss) from discontinued operations of $0 million in Q2 2023 and $0.09 million in Q2 2022.

On June 30, 2023, cash and restricted cash was $39.06 million[1] compared to $72.40 million as at December 31, 2022. The decrease in cash balance was driven by the utilization of $41 million in proceeds received from the Company’s divesture in CSS, to prepay debt. Total debt as at June 30, 2023, was $78.50 million compared to $175.91 million as at December 31, 2022, and net debt as at June 30, 2023, was $39.44 million[2] compared to $103.51 million as at December 31, 2022.

On April 24, 2023, the Board of Directors approved an authorization to repurchase up to $20 million of the Company’s common stock from time to time in accordance with the requirements of the Securities and Exchange Commission. During the three months ended June 30, 2023, the Company repurchased 51,979 shares at an average cost of $2.96 per share.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will host the call, followed by a question-and-answer period.

Date: Thursday, August 10, 2023

Time: 5 p.m. ET

Toll-free dial-in number: 1-888-999-3182

International dial-in number: 1-848-280-6330

Conference ID: 11152939

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group, Inc. at 1-949-574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.  A telephonic replay of the conference call will also be available after 8 p.m. ET on the same day through August 17, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 11152939

[1] Cash balance excluding restricted cash as at June 30, 2023 amounted to $34.91 million as compared to $15.8 million on March 31, 2023.

[2] Net debt excluding restricted cash balance at June 30, 2023 was $43.59 million compared to $114.90 million on March 31, 2023.

About Startek

Startek is a leading global provider of technology-enabled customer experience (CX) solutions. The Company provides omnichannel CX, digital transformation, and technology services to some of the world’s leading brands. Startek is committed to impacting clients’ business outcomes by focusing on enhancing CX and digital enablement across all touch points and channels. Startek has more than 32,000 employees delivering services in 11 countries. The Company services over 145 clients across a range of industries such as banking and financial services, insurance, technology, telecoms, healthcare, travel and hospitality, consumer goods, retail and energy and utilities. To learn more, visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on March 28, 2023, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Cody Cree
Gateway Group, Inc.
(949) 574-3860
SRT@gatewayir.com

Media Relations

Neha Iyer

Startek

neha.iyer@startek.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	91,197	96,147	183,286	197,239
Cost of services	(79,534)	(85,113)	(158,641)	(172,416)
Gross profit	11,663	11,034	24,645	24,823

Selling, general and administrative expenses	(10,798)	(9,848)	(21,107)	(21,809)
Impairment (losses)/ reversals and restructuring/exit cost	442	(78)	125	(73)
Operating income (loss)	1,307	1,108	3,663	2,941

Share of income (loss) of equity accounted investee	-	3,833	-	3,825
Interest expense and other income (expense), net	(1,582)	(1,315)	(3,659)	(3,045)
Foreign exchange gains (losses), net	345	124	417	(100)
Income (loss) from continuing operations before tax expenses	70	3,750	421	3,621
Tax expenses	(101)	(1,303)	(1,010)	(1,941)
Income (loss) from continuing operations, net of tax (A)	(31)	2,447	(589)	1,680
Income (loss) before income tax expenses from discontinued operations	(910)	301	2,751	2,809
Pre-tax gain on disposal	11,666	-	11,666	-
Tax expenses of discontinued operations	(4,190)	(120)	(5,374)	(1,575)
Income (loss) from discontinued operations, net of tax (B)	6,566	181	9,043	1,234
Net income (loss) (A+B)	6,535	2,628	8,454	2,914

Income (loss) from continuing operations (A)
Income (loss) attributable to noncontrolling interests	-	-	-	-
Income (loss) attributable to Startek shareholders	(31)	2,447	(589)	1,680
	(31)	2,447	(589)	1,680

Income (loss) from discontinued operations (B)
Income (loss) attributable to noncontrolling interests	-	761	2,589	2,290
Income (loss) attributable to Startek shareholders	6,566	(580)	6,454	(1,056)
	6,566	181	9,043	1,234

Net income (loss) (A+B)
Net income (loss) attributable to noncontrolling interests	-	761	2,589	2,290
Net income (loss) attributable to Startek shareholders	6,535	1,867	5,865	624
	6,535	2,628	8,454	2,914

Net income (loss) per common share from continuing operations
Basic net income (loss) attributable to Startek shareholders	(0.00)	0.06	(0.01)	0.04
Diluted net income (loss) attributable to Startek shareholders	(0.00)	0.06	(0.01)	0.04

Net income (loss) per common share from discontinued operations
Basic net income (loss) attributable to Startek shareholders	0.16	(0.01)	0.16	(0.02)
Diluted net income (loss) attributable to Startek shareholders	0.16	(0.01)	0.16	(0.02)

Net income (loss) per common share from continuing and discontinued operations
Basic net income (loss) attributable to Startek shareholders	0.16	0.05	0.15	0.02
Diluted net income (loss) attributable to Startek shareholders	0.16	0.05	0.15	0.02

Weighted average common shares outstanding
Basic	40,316	40,284	40,302	40,311
Diluted	40,318	40,308	40,314	40,366

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) (A+B)	6,535	2,628	8,454	2,914
Net income (loss) attributable to noncontrolling interests	-	761	2,589	2,290
Net income (loss) attributable to Startek shareholders	6,535	1,867	5,865	624

Other comprehensive income (loss), net of taxes from continuing operations:
Foreign currency translation adjustments	(2,401)	(3,934)	(2,525)	(3,388)
Pension amortization	-	(64)	124	-
Other comprehensive income (loss) from continuing operations	(2,401)	(3,998)	(2,401)	(3,388)

Other comprehensive income (loss), net of taxes from discontinued operations:
Foreign currency translation adjustments	(50)	(3)	(50)	(1)
Pension amortization	3,062	515	4,187	(686)
Other comprehensive income (loss) from discontinuing operations	3,012	512	4,137	(687)
Other comprehensive income (loss) from continuing and discontinuing operations	611	(3,486)	1,736	(4,075)

Other comprehensive income (loss), net of taxes from continuing operations
Attributable to noncontrolling interest	-	-	-	-
Attributable to Startek shareholders	(2,401)	(3,998)	(2,401)	(3,388)
	(2,401)	(3,998)	(2,401)	(3,388)

Other comprehensive income (loss), net of taxes from discontinued operations
Attributable to noncontrolling interests	-	281	614	(374)
Attributable to Startek shareholders	3,012	231	3,523	(313)
	3,012	512	4,137	(687)

Comprehensive income (loss) from continuing and discontinuing operations
Attributable to noncontrolling interests	-	1,042	3,203	1,916
Attributable to Startek shareholders	7,146	(1,899)	6,987	(3,077)
	7,146	(857)	10,190	(1,161)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	34,908	22,457
Restricted cash	4,151	49,946
Trade accounts receivables, net	38,243	47,138
Unbilled revenue	30,801	24,207
Prepaid expenses and other current assets	15,819	9,159
Assets classified as held for sale	8,416	202,831
Total current assets	132,338	355,738

Non-current assets
Property, plant and equipment, net	28,200	22,945
Operating lease right-of-use assets	37,591	36,450
Intangible assets, net	74,602	79,745
Goodwill	120,505	120,505
Deferred tax assets, net	2,724	2,771
Prepaid expenses and other non-current assets	8,826	7,889
Total non-current assets	272,448	270,305
Total assets	404,786	626,043

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payables	7,852	2,428
Accrued expenses	31,413	29,707
Short term debt	11,089	14,267
Current maturity of long term debt	6,564	120,466
Current maturity of operating lease liabilities	14,951	14,492
Other current liabilities	24,260	17,615
Liabilities classified as held for sale	7,341	89,486
Total current liabilities	103,470	288,461

Non-current liabilities
Long term debt	60,848	41,175
Operating lease liabilities	26,464	26,651
Other non-current liabilities	3,292	2,682
Deferred tax liabilities, net	15,412	15,508
Total non-current liabilities	106,016	86,016
Total liabilities	209,486	374,477

Stockholders’ equity
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 41,168,618 and 41,098,456 shares issued as of June 30, 2023 and December 31, 2022 respectively.	412	411
Additional paid-in capital	294,266	293,472
Accumulated deficit	(80,538)	(86,302)
Treasury stock, 891,193 and 839,214 shares as of June 30, 2023 and December 31, 2022 respectively, at cost	(3,904)	(3,749)
Accumulated other comprehensive loss	(14,936)	(16,058)
Equity attributable to Startek shareholders	195,300	187,774
Non-controlling interest	-	63,792
Total stockholders’ equity	195,300	251,566
Total liabilities and stockholders’ equity	404,786	626,043

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Income from continuing and discontinued operations	8,454	2,914
less: Income (loss) from discontinued operations, net of tax	9,043	1,234
Income (loss) from continuing operations, net of tax	(589)	1,680

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,535	11,043
Profit on sale of property, plant and equipment	(12)	(80)
Provision/(reversal) for doubtful accounts	(412)	(125)
Amortization of debt issuance costs (including loss on extinguishment of debt)	80	286
Amortization of call option premium	-	720
Mark to market gain on derivative instrument	(356)	-
Share-based compensation expense	769	833
Deferred income taxes	33	(612)
Share of income of equity accounted investee	-	(3,825)

Changes in operating assets and liabilities:
Trade accounts receivables (including unbilled revenue)	1,024	6,127
Prepaid expenses and other assets	(5,597)	(5,522)
Trade accounts payable	5,491	1,473
Income taxes, net	(2,689)	576
Accrued expenses and other liabilities	9	(3,202)
Net cash generated from by operating activities from continuing operations	8,286	9,372
Net cash generated from/used in operating activities from discontinued operations	(7,795)	278
Net cash generated from operating activities	491	9,650

Investing activities
Purchase of property, plant and equipment and intangible assets, net	(7,630)	(5,303)
Proceeds from sale of discontinued operations, net of cash disposed	34,890	-
Net cash generated from/used in investing activities from continuing operations	27,260	(5,303)
Net cash generated from/used in investing activities from discontinued operations	(3,570)	(1,832)
Net cash generated from/used in investing activities	23,690	(7,135)

Financing activities
Proceeds from the issuance of common stock	25	246
Payments of long term debt	(93,466)	-
(Payment)/ Proceed from a line of credit, net	(3,218)	1,423
Payments of other borrowings, net	(842)	(1,077)
Common stock repurchases	(155)	(1,334)
Net cash generated from/used in financing activities from continuing operations	(97,656)	(742)
Net cash generated from/used in financing activities from discontinued operations	(303)	108
Net cash generated from/used in financing activities	(97,959)	(634)

Net increase in cash and cash equivalents	(73,778)	1,881
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,151)	(1,486)
Cash and cash equivalents and restricted cash at beginning of period	115,146	55,396
Cash and cash equivalents and restricted cash at end of period	40,217	55,791
Less: Cash and cash equivalents from discontinued operations	(1,158)	(22,475)
Cash and cash equivalents and restricted cash of continuing operations at end of period	39,059	33,315

Components of cash and cash equivalents and restricted cash
Balances with banks	34,908	30,292
Restricted cash	4,151	3,023
Total cash and cash equivalents and restricted cash	39,059	33,315

Supplemental disclosure of cash flow information
Cash paid for interest and other finance cost	6,225	4,368
Cash paid for income taxes	(3,661)	2,168
Supplemental disclosure of non-cash activities
Non-cash share-based compensation expenses	769	833

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net income (loss) plus Income tax expense, Share of income (loss) of equity-accounted investees, Interest expense and other income (expense), net, Depreciation and amortization expense, Impairment losses and restructuring cost, Share-based compensation expense, Foreign exchange gains (losses), net, Private offer transaction costs, Transaction related costs, CSS option amortization and other non-recurring costs (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to Startek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Continuing Operations
Net income (loss)	(31)	2,447	(589)	1,680
Tax expense	101	1,303	1,010	1,941
Share of income of equity accounted investee	-	(3,833)	-	(3,825)
Interest expense and other income (expense), net	1,582	1,315	3,659	3,045
Foreign exchange gains (losses), net	(345)	(124)	(417)	100
Depreciation and amortization expense	5,297	5,212	10,535	11,043
Private offer transaction cost	-	692	-	1,192
Impairment losses and restructuring cost	(442)	77	(125)	73
Share-based compensation expense	389	405	769	833
Other non recurring costs	1,100	-	1,100	-
CSS option amortisation	-	360	-	720
Adjusted EBITDA	7,651	7,854	15,942	16,802

Discontinued Operations
a) Argentina
Net income (loss)	(910)	(1,097)	(2,419)	(2,273)
Tax expense	-	-	-	-
Interest expense and other income (expense), net	(1,476)	92	(2,009)	(1,275)
Foreign exchange gains (losses), net	242	34	356	212
Depreciation and amortization expense	-	143	-	293
Impairment losses and restructuring cost	1,825	667	3,166	2,049
Adjusted EBITDA	(319)	(161)	(906)	(994)

b) CCC
Net income (loss)	7,476	1,279	11,462	3,507
Tax expense	4,190	120	5,374	1,575
Interest expense and other income (expense), net	-	697	1,174	1,308
Foreign exchange gains (losses), net	-	8	10	14
Depreciation and amortization expense	-	1,614	-	3,222
Impairment losses and restructuring cost	-	-	4	30
Other non recurring costs / (Income)	(11,666)	-	(11,666)	-
Adjusted EBITDA	-	3,718	6,358	9,656

Adjusted EBITDA from discontinued operations (a+b)	(319)	3,557	5,452	8,662

Adjusted EBITDA from continuing and discontinued operations	7,332	11,411	21,394	25,464

Adjusted EPS:
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Continuing Operations
Income (loss) attributable to Startek shareholders	(31)	2,447	(589)	1,680
Share based compensation expense	180	405	478	833
Amortization of intangible assets, net of tax	953	2,261	3,197	4,504
Private offer transaction cost	-	692	-	1,192
Impairment losses and restructuring cost	(326)	77	(77)	73
Other non recurring costs / (Income)	684	-	684	-
CSS option amortisation	-	360	-	720
Adjusted net income	1,460	6,242	3,693	9,002

Discontinued Operations
a) Argentina
Income (loss) attributable to Startek shareholders	(910)	(1,097)	(2,419)	(2,273)
Impairment losses and restructuring cost	914	667	1,968	2,049
Adjusted net income (loss)	4	(430)	(451)	(224)

b) CCC
Income (loss) attributable to Startek shareholders	7,476	518	8,873	1,217
Impairment losses and restructuring cost	-	-	3	30
Other non recurring costs / (Income)	(7,476)	-	(7,476)	-
Adjusted net income (loss)	-	518	1,400	1,247

Adjusted net income (loss) from Discontinued Operations	4	88	949	1,023

Adjusted Net Income from Continuing and Discontinued Operations	1,464	6,330	4,642	10,025

Weighted average common shares outstanding - basic	40,316	40,284	40,302	40,311
Weighted average common shares outstanding - diluted	40,318	40,308	40,314	40,366

Adjusted EPS from Continuing Operations - Basic	0.04	0.15	0.09	0.22
Adjusted EPS from Continuing Operations - Diluted	0.04	0.15	0.09	0.22

Adjusted EPS from Discontinued Operations - Basic	0.00	0.00	0.02	0.03
Adjusted EPS from Discontinued Operations - Diluted	0.00	0.00	0.02	0.03

Adjusted EPS from Continuing and Discontinued Operations - Basic	0.04	0.15	0.11	0.25
Adjusted EPS from Continuing and Discontinued Operations - Diluted	0.04	0.15	0.11	0.25